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                                                                    Exhibit 31.2
                                 CERTIFICATIONS

I, Thomas J. McDonald, certify that:

1. I have reviewed this annual report on Form 10-K/A of SkillSoft Public Limited Company; and

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Dated: September 22, 2003                   /s/ Thomas J. McDonald
                                            ----------------------
                                            Thomas J. McDonald
                                            Chief Financial Officer


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